EXHIBIT 10.5
TRUEBLUE, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective April 1, 2018)
Third Amendment
WHEREAS, TrueBlue, Inc. (the “Company”) sponsors and maintains the TrueBlue, Inc. Nonqualified Deferred Compensation Plan, as amended and restated effective April 1, 2018 and as thereafter amended (the “Plan”); and
WHEREAS, pursuant to the Company’s delegation of authority, the Global Retirement Plans Governance Committee (the “Committee”) may amend the Plan for changes that will not significantly increase the cost of the Plan; and
WHEREAS, the Committee desires to amend the Plan to add exclusions from the definition of Compensation.
NOW, THEREFORE, effective as of January 1, 2024, the definition of Compensation in Section 1.2 of the Plan, Definitions, is hereby amended to add a new subsection (c), to read as follows, and to renumber the remaining subsections accordingly:
“(c)    Reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses (qualified or nonqualified), and welfare benefits are excluded.”

IN WITNESS WHEREOF, the Committee has caused this Third Amendment to be adopted and executed on this 12th day of July, 2024.

TRUEBLUE, INC.

By:
On behalf of the Global Retirement Plans Governance Committee